Exhibit 10.29
US BIOENERGY CORPORATION
STOCK OPTION AGREEMENT
THIS AGREEMENT dated November 17, 2005 is between US BioEnergy Corporation (the “Company”) and Global Ethanol, Inc. (the “Optionee”).
WHEREAS, this Agreement is made in connection with that certain Termination Agreement dated November 17, 2005 by and between the Company and US Bio Resource Group, LLC (the “Termination Agreement”) and is the stock option agreement referenced in the Termination Agreement;
WHEREAS, this Agreement incorporates the terms of the Company’s 2005 Stock Incentive Plan (the “Plan”),
NOW, THEREFORE, in consideration of the foregoing, and the respective covenants and agreement of the parties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Optionee hereby agree as follows:
1.	Grant. The Company grants to the Optionee, and the Optionee accepts from the Company, the following Option to purchase shares (the “Shares”) of the Company’s Class A common stock (“Stock”):

Date of Grant	November 17, 2005

Number of Shares subject to the Option	3,250,000

Exercise Price per Share	$1.00

Type of Option	Non-qualified

Expiration Date of Option	November 17, 2015

Vesting	This Option shall be vested in full, and exercisable in full, as to all of the Shares as of the Date of Grant.
2.	Incorporation of Terms and Conditions: Supremacy of Plan. This Option consists of this Option page and the separate Terms and Conditions of Nonqualified Options. This Option and the Terms and Conditions are subject to the terms and conditions of the Plan and to all interpretations, amendment, rules and regulations established in connection with the Plan. Any capitalized terms in this Option or the attached Terms and Conditions shall have the respective meanings assigned to them in the Plan. In the event of any inconsistency between the Terms and Conditions and the Plan as so interpreted or amended, the Plan will control.

     IN WITNESS WHEREOF, this Stock Option Agreement has been executed and delivered as of the date first set forth above.

US BIOENERGY CORPORATION
By:	/s/ Gordon Ommen

Its	President/CEO

Accepted and Agreed: GLOBAL ETHANOL, INC.
By:	/s/ Roland Fagen

Its	CEO

[Signature page to Stock Option Agreement]

Additional Terms And Conditions
These Additional Terms and Conditions relate to that certain Non-Qualified Stock Option Agreement Dated November 17, 2005 Between US BioEnergy Corporation and Global Ethanol, Inc. (the “Optionee”) which incorporates the terms of the US BioEnergy Corporation 2005 Stock Incentive Plan.
     1. Termination of Option. Unless the Committee determines otherwise, the period of exercise this Option shall end on the earliest of the Expiration Date specified in this Option or any of the following:
1.1	For Cause or Resignation. If Roland J. Fagen ceases to render services to the Company as a director, officer, employee or consultant and such termination is by the Company for Cause, this Option and all rights associated therewith will thereupon terminate immediately; or

1.2	Change in Control. In the event of a Change in Control of the Company, on such earlier date as determined by the Committee in accordance with the terms of the Plan.
Neither the Plan nor this Option shall confer any right to continued service with the Company, nor interfere with the right of the Optionee to resign or be removed as an director, officer, employee or consultant of the Company.
     2. Method of Exercise of Option. Subject to the terms of the Plan, this Option may be exercised in whole or in part by filing a written notice with the Secretary of the Company at its headquarters prior to the Company’s close of business on the Expiration Date. Such notice shall specify the number of Shares which the Optionee elects to purchase, and shall be accompanied by payment of the Exercise Price for such Shares indicated by the election in cash, check or bank draft. At its election, the Optionee may pay the Exercise Price by delivery of a promissory note or by delivering Shares that have been held by the Optionee for at least six months, the Fair Market Value of which is equal to the Exercise Price. This Option shall not be exercisable if, and to the extent, the Company determines that such exercise would violate applicable state or federal securities laws.
     3. Withholding. All transfers and issuances under this Option are subject to withholding of all applicable taxes, if any. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of tax withholding pursuant to this Option, may permit the withholding obligations to be satisfied through cash payment by the Optionee, through the surrender of Shares which the Optionee already owns, or through the surrender of Shares to which the Optionee is otherwise entitled under the Plan; provided, however, that such Shares may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

     4. Status and Rights as a Shareholder. Nothing in this Option shall confer on the Optionee any right with respect to continuation of any relationship with the Company or any of its subsidiaries, whether as a director, officer, employee or consultant or otherwise, or limit the right of the Company to terminate any relationship with Optionee at any time, with or without cause. Neither the Optionee nor the Optionee’s successors or assigns shall be or have any rights or privileges of a shareholder of the Company in respect of the Shares issuable upon exercise of this Option, unless the Company has caused the Optionee’s name to be entered as the shareholder of record on the books of the Company, and if Shares are in certificate form, such certificates representing the Shares have been issued and delivered.
     5. Transferability of Award. This Option is not transferable in any manner by the Optionee. The terms of this Option shall be binding upon the successors and assigns of the Optionee.
     6. Limitations on Shares. As a further condition to this Option and the issuance of Shares to the Optionee upon exercise of the option, the Optionee agrees to the following:
6.1	Investment Intent. Prior to the receipt of the certificates pursuant to the exercise of this Option, the Optionee shall, if required in the Company’s discretion, demonstrate an intent to hold the Shares acquired by exercise of this Option for investment and not with a view to resale or distribution thereof to the public, by delivering to the Company an investment certificate or letter in such form as the Company may require.

6.2	Compliance with Securities Laws. Shares acquired upon exercise of this Option may not be sold, transferred, pledged or otherwise disposed of unless the Shares are eligible for resale pursuant to an effective registration under the Securities Act of 1933, or unless the Company has received an opinion of counsel satisfactory to the Company that said registration is not required.

6.3	Lock-Up. In the event the Company advises the Optionee that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and the Company or the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, the Optionee will not, for a period not to exceed 180 days from the effective date of the Company’s registration statement, sell or contract to sell or grant an option to buy or otherwise dispose of any shares of Stock acquired pursuant to the exercise of any Award granted to Optionee pursuant to the Plan or any of the underlying shares of Stock without the prior written consent of the underwriters) or its representative(s).

6.4	Sales by Affiliates. The Optionee will comply with Rule 145 of the Securities Act of 1933 and any other restrictions imposed under other applicable legal or accounting principles if the Optionee is an “affiliate” (as defined in such applicable legal and accounting principles) at the time of the transaction, and the Optionee will execute any documents necessary to ensure compliance with such rules.

     The Company reserves the right to place a legend on any stock certificate issued upon the exercise of an Award pursuant to the Plan to assure compliance with this Section 6.
     7. Right of Repurchase. In the event of the termination of the Optionee’s service to the Company as a director, officer or employee for Cause, the Company may, upon written notice at any time thereafter, repurchase any Shares acquired by the Optionee pursuant to the exercise of this Option and the Optionee must sell any such Shares to the Company, with the per Share price payable by the Company to the Optionee for such Shares being an amount equal to the lesser of Fair Market Value or the Exercise Price for the Shares. Such payment shall be made in the form of cash or promissory note payable in no more than five annual installments and bearing a reasonable rate of interest.
     8. Proxy. Upon exercise of the Option, the Shares to be issued to the Optionee shall automatically be subject to the form of proxy in favor of CHS Inc. attached hereto as Exhibit A and in connection with the grant of this Option, the Optionee shall execute and deliver to CHS Inc. such form of proxy in contemplation of this section. Following the exercise of this Option in accordance with its terms, Optionee shall again execute and deliver such form of proxy, if requested by the Company, and Optionee shall take such other further action and execute such other documents as may reasonably be requested by the Company, to further the purposes of this section.

Exhibit A
IRREVOCABLE PROXY
     WHEREAS, the undersigned is executing this Irrevocable Proxy in connection with that certain Subscription Agreement dated as of the date below (the “Subscription Agreement”) between US BioEnergy Corporation (the “Company”) and CHS Inc. (“CHS”).
     The undersigned hereby irrevocably constitutes and appoints Jay Debertin or John Schmitz, or either of them, with full power of substitution and revocation, the undersigned’s true and lawful agent, attorney and proxy, for the undersigned and in the undersigned’s name, place and stead, to vote, or otherwise give consent with respect to, all voting securities of the Company held by the undersigned at any and all meetings, regular or special, of holders of voting securities of the Company or any adjournment(s) or postponement(s) thereof, giving and granting to each of said attorney all the powers the undersigned would possess if personally present at such meeting:
(a)	for the election to the Board of Directors of the Company of such persons as CHS is entitled to appoint pursuant to the terms of Section 8 of the Subscription Agreement (each, an “Appointee”) until the undersigned shall receive a notice from the Company and CHS that such appointment right has been terminated;

(b)	once elected, for the presence at all times on the Board of Directors of the Company of each Appointee until the undersigned shall receive a notice from the Company and CHS that such appointment right has been terminated.
     The undersigned agrees that the undersigned shall not transfer any voting securities held by the undersigned unless such transferee agrees to be bound by the provisions of this proxy.
     By executing this proxy, the undersigned hereby revoke all proxies heretofore made by the undersigned with respect to the subject matter contained herein. The undersigned acknowledge that this proxy is coupled with an interest in the common stock of the Company and is irrevocable by the undersigned until the undersigned shall receive a notice from the Company and CHS of termination of this proxy.
Dated: November 17, 2005.

GLOBAL ETHANOL, INC.
By:

Its: